EXHIBIT 99

EMERGENT BIOSOLUTIONS REPORTS THIRD QUARTER AND NINE MONTH 2014 FINANCIAL RESULTS

ROCKVILLE, MD, November 6, 2014—Emergent BioSolutions Inc. (NYSE: EBS) reported financial results for the quarter and nine months ended September 30, 2014. Financial highlights included:

•	Revenue: Q3 2014 total revenue of $138.0 million, up 55% from 2013, and nine months 2014 total revenue of $302.2 million, up 41% from 2013
•	Net income:
o	GAAP: Q3 2014 of $21.8 million ($0.58 per basic share); 9 months 2014 of $6.6 million ($0.18 per basic share)
o	Non-GAAP: Q3 2014 of $25.0 million ($0.67 per basic share); 9 months 2014 of $19.5 million ($0.52 per basic share)
Revised outlook - factoring in the financial performance year to date, and the expected performance through the end of the year, the company is increasing its 2014 financial guidance as follows:

•	Total revenues of $440 to $460 million;
•	GAAP net income of $35 to $45 million; non-GAAP adjusted net income of $50 to $60 million

"Our business performance to date has been strong based on our expanded product portfolio, growing contract manufacturing operations and robust contracts, grants and collaboration funding," said Daniel J. Abdun-Nabi, President and Chief Executive Officer of Emergent BioSolutions. "Given this performance and our outlook for the remainder of the year, we are increasing our full year 2014 revenue forecast to $440 to $460 million, increasing our GAAP net income forecast to $35 to $45 million and increasing our non-GAAP adjusted net income forecast to $50 to $60 million."

2014 FINANCIAL PERFORMANCE

(I) Quarter Ended September 30, 2014 (unaudited)

Revenues

Product Sales
For Q3 2014, product sales were $84.5 million, an increase of 11% as compared to 2013. The increase primarily reflects sales from Biosciences Division products which were acquired as part of the Cangene acquisition in Q1 2014.

	Three Months Ended September 30,
(in millions)	2014	2013	% Change
Product Sales
BioThrax®	$66.0	$69.3	(5)%
Other biodefense	11.7	7.0	67%
Total Biodefense	$77.7	$76.3	2%

Total Biosciences	$6.8	NA	NA
Total Product Sales	$84.5	$76.3	11%

Contract Manufacturing
For Q3 2014, revenues from our contract manufacturing operations, which were acquired in the Cangene acquisition in Q1 2014, were $9.4 million. These operations comprise contract services including, among other things, biopharmaceutical product development, product filling, lyophilization and ongoing stability studies on behalf of commercial third parties.

Contracts, Grants and Collaboration
For Q3 2014, contracts, grants and collaboration revenue was $44.1 million, an increase of 244% as compared to 2013. The increase was primarily due to the recognition of $15.3 million of a $20.0 million upfront fee associated with the MorphoSys collaboration as well as development funding for product development programs that were acquired in the Cangene acquisition in Q1 2014. The MorphoSys collaboration provides for joint worldwide development and commercialization of MOR209/ES414, the company's immunotherapeutic protein targeting prostate cancer.

Contracts, grants and collaboration revenue consist primarily of reimbursements paid by the US government for research and development expenditures for the company's biodefense programs. It also includes license fees and collaboration-related revenues associated with development partnerships the company has established with third parties.

Operating Expenses

Cost of Product Sales and Contract Manufacturing
For Q3 2014, cost of product sales and contract manufacturing was $32.4 million, an increase of 62% as compared to 2013. The increase was primarily attributable to product and contract manufacturing costs associated with the operations of Cangene, which were acquired in Q1 2014.

Research and Development
For Q3 2014, gross research and development (R&D) expenses were $44.2 million, an increase of 53% as compared to 2013. The increase was primarily attributable to additional R&D expenditures associated with product development programs that were acquired in the Cangene acquisition in Q1 2014. Gross R&D expenses include contract service costs and development expenses related to product candidates, technology platforms and manufacturing capabilities in both the Biodefense and Biosciences divisions.

Net R&D expenses, which more accurately reflect the company's actual out-of-pocket investment in product development, are calculated as gross research and development expenses less contracts, grants and collaboration revenues and the net loss attributable to non-controlling interest. For Q3 2014, net R&D expenses were $0.1 million, a decrease of 99% as compared to 2013.

	Three Months Ended September 30,
(in millions)	2014	2013	% Change
Research and Development Expenses (Gross)	$44.2	$28.9	53%
Adjustments:
Contracts, grants and collaboration revenues	44.1	12.8	244%
Net loss attributable to non-controlling interest	--	--	NA
Net Research and Development Expenses	$0.1	$16.1	(99)%

Selling, General and Administrative
For Q3 2014, selling, general and administrative expenses were $30.3 million, an increase of 38% as compared to 2013. The increase was primarily attributable to additional post-acquisition selling, general and administrative costs that are largely associated with the operations of Cangene, which were acquired in Q1 2014.

GAAP and Non-GAAP Net Income
For Q3 2014, GAAP net income was $21.8 million, or $0.58 per basic share, as compared to $13.5 million, or $0.37 per basic share, in 2013. Q3 2014 non-GAAP adjusted net income was $25.0 million, or $0.67 per basic share, as compared to $15.7 million, or $0.43 per basic share, in 2013. The following table provides a reconciliation of GAAP to Non-GAAP net income for the three months ended September 30, 2014 and 2013. (See "Supplemental Financial Information" for a definition of terms and explanation of these adjustments.)

	Three Months Ended September 30,
(in millions, except per share price)	2014	2013	Source
GAAP Net Income	$21.8	$13.5	NA
Adjustments:
Acquisition-related costs (transaction & integration)	1.0	2.3	SG&A
Non-cash amortization charges	2.6	0.8	COGS, SG&A, Other Income
Impact of purchase accounting on inventory step-up	1.0	--	COGS
Tax effect	(1.4)	(0.9)	NA
Total Adjustments	3.2	2.2	NA
Non-GAAP Adjusted Net Income	$25.0	$15.7	NA
Non-GAAP Adjusted Net Income Per Basic Share	$0.67	$0.43	NA

(II) Nine Months Ended September 30, 2014 (unaudited)

Revenues

Product Sales
For the first nine months of 2014, product sales were $198.5 million, an increase of 15% as compared to 2013. The increase primarily reflects sales from Biosciences Division products which were acquired as part of the Cangene acquisition in Q1 2014.

	Nine Months Ended September 30,
(in millions)	2014	2013	% Change
Product Sales
BioThrax®	$158.0	$165.3	(4)%
Other biodefense	21.4	7.0	207%
Total Biodefense	$179.4	$172.3	4%

Total Biosciences	$19.0	NA	NA
Total Product Sales	$198.5	$172.3	15%

Contract Manufacturing
For the first nine months of 2014, revenues from our contract manufacturing operations, which were acquired in the Cangene acquisition in Q1 2014, were $21.3 million.

Contracts, Grants and Collaboration
For the first nine months of 2014, contracts, grants and collaboration revenue was $82.3 million, an increase of 94% as compared to 2013. The increase was primarily due to the recognition of $15.3 million of a $20.0 million upfront fee associated with the MorphoSys collaboration as well as development funding for product development programs that were acquired in the Cangene acquisition in Q1 2014.

Operating Expenses

Cost of Product Sales and Contract Manufacturing
For the first nine months of 2014, cost of product sales and contract manufacturing was $85.9 million, an increase of 101% as compared 2013. The increase was primarily attributable to product and contract manufacturing costs associated with the operations of Cangene, which were acquired in Q1 2014.

Research and Development
For the first nine months of 2014, gross R&D expenses were $111.9 million, an increase of 24% as compared to 2013. The increase was primarily attributable to additional R&D expenditures associated with product development programs that were acquired in the Cangene acquisition in Q1 2014.

Net R&D expenses, which more accurately reflect the company's actual out-of-pocket investment in product development, are calculated as gross research and development expenses less contracts, grants and collaboration revenues and the net loss attributable to non-controlling interest. For the first nine months of 2014, net R&D expenses were $29.6 million, a decrease of 37% as compared to 2013.

	Nine Months Ended September 30,
(in millions)	2014	2013	% Change
Research and Development Expenses (Gross)	$111.9	$89.9	24%
Adjustments:
Contracts, grants and collaboration revenues	82.3	42.4	94%
Net loss attributable to non-controlling interest	--	0.9	--
Net Research and Development Expenses	$29.6	$46.7	(37)%

Selling, General and Administrative
For the first nine months of 2014, selling, general and administrative expenses were $90.9 million, an increase of 46% as compared to 2013. The increase was primarily attributable to additional post-acquisition selling, general and administrative costs largely associated with the operations of Cangene, which were acquired in Q1 2014.

GAAP and Non-GAAP Net Income
For the first nine months of 2014, GAAP net income was $6.6 million, or $0.18 per basic share, as compared to $15.9 million, or $0.44 per basic share, in 2013. Year to date 2014 non-GAAP adjusted net income was $19.5 million, or $0.52 per basic share, as compared to $20.4 million, or $0.56 per basic share, in 2013. The following table provides a reconciliation of GAAP to Non-GAAP net income for the nine months ended September 30, 2014 and 2013. (See "Supplemental Financial Information" for a definition of terms and explanation of these adjustments.)

	Nine Months Ended September 30,
(in millions, except per share price)	2014	2013	Source
GAAP Net Income	$6.6	$15.9	NA
Adjustments:
Acquisition-related costs (transaction & integration)	7.4	2.8	SG&A
Non-cash amortization charges	7.2	0.8	COGS, SG&A, Other Income
Write-off of syndicated loans	1.8	--	Other Income
Impact of purchase accounting on inventory step-up	2.0	--	COGS
UK restructuring	--	2.8	SG&A
Tax effect	(5.5)	(1.9)	NA
Total Adjustments	12.9	4.5	NA
Non-GAAP Adjusted Net Income	$19.5	$20.4	NA
Non-GAAP Adjusted Net Income Per Basic Share	$0.52	$0.56	NA

2014 FINANCIAL OUTLOOK

Factoring in the financial performance through the nine months ended September 30, 2014, and expected performance through the end of the year, the company is revising its 2014 financial outlook as follows:

Twelve Months Ended December 31, 2014
(in millions)	Revised	Previous
Total Revenues	$440 to $460	$425 to $450
GAAP Net Income	$35 to $45	$30 to $40
Non-GAAP Adjusted Net Income	$50 to $60	$40 to $50

The company's outlook for GAAP net income does not include any estimates for potential new corporate development or other M&A transactions.

SUPPLEMENTAL FINANCIAL INFORMATION

This press release contains a financial measure, adjusted net income, which is considered a "non-GAAP" financial measure under applicable Securities & Exchange Commission rules and regulations. This non-GAAP financial measure should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The company's definition of this non-GAAP measure may differ from similarly titled measures used by others. The non-GAAP financial measure used in this press release adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges resulting from purchase accounting. The company views this non-GAAP financial measure as a means to facilitate management's financial and operational decision-making, including evaluation of Emergent's historical operating results and comparison to competitors' operating results. This non-GAAP financial measure reflects an additional way of viewing aspects of the company's operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting Emergent's business.

The determination of the amounts that are excluded from this non-GAAP financial measure is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts. The company is likely to exclude the following items from its non-GAAP adjusted net income (loss) in the future, the effect of which is uncertain but may be significant in amount:
•	Expenses related to completed and future acquisitions of other businesses, including amortization of acquired intangible and tangible assets, transaction costs and integration costs;
•	Non-cash charges related to the impairment of intangible or tangible assets;
•	Expenses associated with restructuring activities, including but not limited to, accelerated depreciation, severance costs and lease abandonment charges; and
•	Other non-recurring charges.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety.

CONFERENCE CALL AND WEBCAST INFORMATION
Company management will host a conference call at 5:00 pm (Eastern Time) on Thursday, November 6, 2014 to discuss these financial results. This conference call can be accessed live by telephone or through Emergent's website:

Live Teleconference Information: Dial in number: 888-713-4205 International dial in: 617-213-4862 Passcode: 62434264	Live Webcast Information: Visit www.emergentbiosolutions.com and select the "Investors" section
Telephonic Replay Information: Dial in number: 888-286-8010 International dial in: 617-801-6888 Passcode: 49407730 Available through November 20, 2014	Webcast Archive: Visit www.emergentbiosolutions.com and select the "Investors" section Available through November 5, 2015

ABOUT EMERGENT BIOSOLUTIONS INC.

Emergent BioSolutions is a specialty biopharmaceutical company seeking to protect and enhance life by offering specialized products to healthcare providers and governments to address medical needs and emerging health threats. Additional information about the company may be found at www.emergentbiosolutions.com.  Follow us on twitter: @emergentbiosolu

SAFE HARBOR STATEMENT

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including our financial guidance, and any other statements containing the words "believes", "expects", "anticipates", "intends", "plans", "forecasts", "estimates" and similar expressions in conjunction with, among other things, discussions of financial performance or financial condition, growth strategy, product sales, manufacturing capabilities, product development, regulatory approvals or expenditures are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause the company's actual results to differ materially from those indicated by such forward-looking statements, including appropriations for BioThrax procurement; our ability to successfully integrate Cangene Corporation and the RSDL business and realize the potential benefits of these acquisitions; our ability to obtain new BioThrax sales contracts or modifications to existing contracts; our plans to pursue label expansions and improvements for BioThrax; availability of funding for our US government grants and contracts; our ability to identify and acquire or in-license products or late-stage product candidates that satisfy our selection criteria; whether anticipated synergies and benefits from an acquisition or in-license are realized within expected time periods or at all; our ability to enter into selective collaboration arrangements; the timing of and our ability to achieve milestones in out-license and collaboration contracts; our ability to expand our manufacturing facilities and capabilities; our ability to meet operating and financial restrictions placed on us and our subsidiaries that are contained in our senior credit facility; the rate and degree of market acceptance and clinical utility of our products; the success of our ongoing and planned development programs; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; and our commercialization, marketing and manufacturing capabilities and strategy. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the SEC, when evaluating our forward-looking statements.

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Investor Contact Robert Burrows Vice President, Investor Relations (o) 301/795-1877; (m) 240/413-1917 burrowsr@ebsi.com	Media Contact Tracey Schmitt Vice President, Global Public Affairs and Corporate Responsibility (o) 301/795-1800 schmittt@ebsi.com

FINANCIAL STATEMENTS FOLLOW

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30, 2014	December 31, 2013
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$242,249	$179,338
Accounts receivable	44,111	60,587
Inventories	62,533	14,643
Income tax receivable, net	8,262	5,651
Prepaid expenses and other current assets	26,477	12,896
Total current assets	383,632	273,115

Property, plant and equipment, net	304,211	264,240
In-process research and development	50,300	41,800
Intangible assets, net	64,464	30,148
Goodwill	41,301	13,954
Deferred tax assets - long-term, net	17,043	-
Other assets	8,340	3,373

Total assets	$869,291	$626,630

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$39,351	$27,521
Accrued expenses and other current liabilities	4,688	1,252
Accrued compensation	26,850	24,615
Contingent purchase consideration, current portion	2,488	1,341
Provisions for chargebacks	2,139	-
Deferred tax liability - current portion, net	88	88
Deferred revenue, current portion	5,813	1,834
Total current liabilities	81,417	56,651

Contingent purchase consideration, net of current portion	16,745	15,278
Long-term indebtedness	251,000	62,000
Deferred tax liability - long-term, net	-	1,419
Deferred revenue, net of current portion	5,815	-
Other liabilities	1,176	2,117
Total liabilities	356,153	137,465

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized, 0 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized, 37,960,977 shares issued and 37,548,024, shares outstanding at September 30, 2014; 37,036,996 shares issued and 36,624,043, shares outstanding at December 31, 2013	38	37
Treasury stock, at cost, 412,953 common shares at both September 30, 2014 and December 31, 2013	(6,119)	(6,119)
Additional paid-in capital	264,877	247,637
Accumulated other comprehensive loss	(3,810)	(3,465)
Retained earnings	258,152	251,528
Total Emergent BioSolutions Inc. stockholders' equity	513,138	489,618
Noncontrolling interest in subsidiaries	-	(453)
Total stockholders' equity	513,138	489,165
Total liabilities and stockholders' equity	$869,291	$626,630

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended September 30,
	2014	2013
	(Unaudited)
Revenues:
Product sales	$84,457	$76,297
Contract manufacturing	9,433	-
Contracts, grants and collaboration	44,064	12,805
Total revenues	137,954	89,102

Operating expense:
Cost of product sales and contract manufacturing	32,423	20,063
Research and development	44,207	28,937
Selling, general and administrative	30,292	21,955
Income from operations	31,032	18,147

Other income (expense):
Interest income	59	88
Interest expense	(1,810)	-
Other income (expense), net	420	58
Total other income (expense)	(1,331)	146

Income before provision for income taxes	29,701	18,293
Provision for income taxes	7,869	4,802
Net income	21,832	13,491
Net loss attributable to noncontrolling interest	-	-
Net income attributable to Emergent BioSolutions Inc.	$21,832	$13,491

Income per share - basic	$0.58	$0.37
Income per share - diluted	$0.49	$0.36

Weighted-average number of shares - basic	37,507,220	36,272,579
Weighted-average number of shares - diluted	46,557,163	37,015,529

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Nine Months Ended September 30,
	2014	2013
	(Unaudited)
Revenues:
Product sales	$198,493	$172,252
Contract manufacturing	21,346	-
Contracts, grants and collaboration	82,324	42,386
Total revenues	302,163	214,638

Operating expense:
Cost of product sales and contract manufacturing	85,927	42,706
Research and development	111,864	89,939
Selling, general and administrative	90,936	62,484
Income from operations	13,436	19,509

Other income (expense):
Interest income	130	121
Interest expense	(7,066)	(14)
Other income (expense), net	2,254	93
Total other income (expense)	(4,682)	200

Income before provision for income taxes	8,754	19,709
Provision for income taxes	2,129	4,667
Net income	6,625	15,042
Net loss attributable to noncontrolling interest	-	871
Net income attributable to Emergent BioSolutions Inc.	$6,625	$15,913

Income per share - basic	$0.18	$0.44
Income per share - diluted	$0.17	$0.44

Weighted-average number of shares - basic	37,261,357	36,129,183
Weighted-average number of shares - diluted	37,885,194	36,504,230

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities:	(Unaudited)
Net income	$6,625	$15,042
Adjustments to reconcile to net cash provided by (used in) operating activities:
Stock-based compensation expense	9,454	8,459
Depreciation and amortization	24,286	13,547
Current and deferred income taxes	1,817	4,667
Non-cash development expenses from joint venture	-	(348)
Change in fair value of contingent purchase consideration	3,216	349
Write off of debt issuance costs	1,831	-
Excess tax benefits from stock-based compensation	(5,566)	(1,949)
Other	541	(19)
Changes in operating assets and liabilities:	-	-
Accounts receivable	36,106	65,950
Inventories	4,729	(1,164)
Income taxes	(4,447)	(6,927)
Prepaid expenses and other assets	(10,845)	(3,532)
Accounts payable	(11,176)	(1,622)
Accrued expenses and other liabilities	1,026	(240)
Accrued compensation	(208)	(4,164)
Provision for chargebacks	(308)	-
Deferred revenue	3,416	278
Net cash provided by operating activities	60,497	88,327
Cash flows from investing activities:
Purchases of property, plant and equipment	(14,621)	(34,420)
Acquisition of Healthcare Protective Products Division	-	(24,120)
Acquisition of Cangene Corporation, net of acquired cash	(178,167)	-
Net cash used in investing activities	(192,788)	(58,540)
Cash flows from financing activities:
Proceeds from convertible debenture, net of bank fees	241,654	-
Proceeds from long-term debt obligations	1,000	-
Issuance of common stock subject to exercise of stock options	10,656	2,505
Excess tax benefits from stock-based compensation	5,566	1,949
Principal payments on long-term indebtedness	(62,000)	(3,352)
Contingent obligation payments	(1,691)	-
Net cash provided by financing activities	195,185	1,102

Effect of exchange rate changes on cash and cash equivalents	17	6

Net increase in cash and cash equivalents	62,911	30,895
Cash and cash equivalents at beginning of period	179,338	141,666
Cash and cash equivalents at end of period	$242,249	$172,561